As filed with the Securities and Exchange Commission on June 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-1283193
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000 Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated

Unit Corporation

Stock and Incentive Compensation Plan

dated May 6, 2015

(Full Title of the Plan)

Andrew E. Harding	Copy to:
Associate General Counsel
Unit Corporation	Jason B. Coutant, Esq.
7130 South Lewis, Suite 1000	Conner & Winters, LLP
Tulsa, Oklahoma 74136	4000 One Williams Center
(Name and Address of Agent for Service)	Tulsa, Oklahoma 74172-0148
(918) 586 -8973
(918) 493-7700
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.20 per share	1,200,000	$31.14(2)	$37,368,000(2)	$4,342.16

(1)	This Registration Statement covers 1,200,000 additional shares available for issuance under the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 6, 2015. This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock of the Registrant.
(2)	For purposes of determining the registration fee, the maximum per share and aggregate offering prices have been determined, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices of the Common Stock of the Registrant as reported on the New York Stock Exchange on June 11, 2015.

INCORPORATION OF PRIOR

REGISTRATION STATEMENT BY REFERENCE

This Registration Statement relates to the registration of additional shares of common stock of Unit Corporation, a Delaware corporation (the “Company” or the “Registrant”), to be issued pursuant to the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 6, 2015 (the “Plan”). The additional shares relate to the amendment and restatement of the Plan approved by the stockholders of the Registrant at the Annual Meeting of Stockholders on May 6, 2015, to, among other things, increase the number of shares of common stock available for issuance under the Plan by 1,200,000 shares. The contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-135194, filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2006, relating to the Plan is hereby incorporated by reference in this Registration Statement, except as amended hereby, pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference herein:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 24, 2015;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the Commission on May 7, 2015;

(c)	the Registrant’s Current Report on Form 8-K, filed with the Commission on May 8, 2015;

(d)	the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Amended Form 8-B, dated October 7, 1986, filed with the Commission, including any amendment or report heretofor or hereafter filed for the purpose of updating the description; and

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to any Current Report on Form 8-K), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 5. Interests of Named Experts and Counsel.

Mark E. Schell, General Counsel of the Registrant, as our counsel, will issue an opinion for the Registrant regarding the validity of the shares of common stock offered by this Registration Statement. Mark E. Schell beneficially owns 160,536 shares of our common stock.

Item 8. Exhibits.

Exhibit No.	Description

4	Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 6, 2015 (incorporated by reference to Exhibit 10 to the Registrant’s Form 8-K dated May 8, 2015).

5	Opinion and consent of Mark E. Schell, Esq.*

15	Letter re Unaudited Interim Financial Information.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Mark E. Schell, Esq. (included in Exhibit 5).*

23.3	Consent of Ryder Scott Company, L.P.*

24	Power of Attorney (included on signature page).*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on this 17th day of June, 2015.

UNIT CORPORATION

By:	/s/ Mark E. Schell

Name:	Mark E. Schell
Title:	Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Schell and Larry D. Pinkston, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign a Registration Statement on Form S-8 of Unit Corporation and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ John G. Nikkel John G. Nikkel	Chairman of the Board and Director	June 17, 2015

/s/ Larry D. Pinkston Larry D. Pinkston	Director, President and Chief Executive Officer (Principal Executive Officer)	June 17, 2015

/s/ David T. Merrill David T. Merrill	Chief Financial Officer and Treasurer (Principal Financial Officer)	June 17, 2015

/s/ Don Hayes Don Hayes	Vice President and Controller (Principal Accounting Officer)	June 17, 2015

/s/ J. Michael Adcock J. Michael Adcock	Director	June 17, 2015

/s/ Gary R. Christopher Gary R. Christopher	Director	June 17, 2015

/s/ Steven B. Hildebrand Steven B. Hildebrand	Director	June 17, 2015

/s/ William B. Morgan William B. Morgan	Director	June 17, 2015

/s/ Larry C. Payne Larry C. Payne	Director	June 17, 2015

/s/ G. Bailey Peyton IV G. Bailey Peyton IV	Director	June 17, 2015

/s/ Robert J. Sullivan, Jr. Robert J. Sullivan, Jr.	Director	June 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

4	Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan dated May 6, 2015 (incorporated by reference to Exhibit 10 to the Registrant’s Form 8-K dated May 8, 2015).

5	Opinion and consent of Mark E. Schell, Esq.*

15	Letter re Unaudited Interim Financial Information.*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Mark E. Schell, Esq. (included in Exhibit 5).*

23.3	Consent of Ryder Scott Company, L.P.*

24	Power of Attorney (included on signature page).*

*	Filed herewith.